UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 7, 2024
FEDERAL HOME LOAN BANK OF BOSTON
(Exact name of registrant as specified in its charter)

Federally chartered corporation of the United States	000-51402	04-6002575
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
800 Boylston Street
Boston, MA 02199
(Address of principal executive offices, including zip code)
(617) 292-9600
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Supplemental Executive Retirement Plan

On June 7, 2024, upon the recommendation of its Human Resources and Compensation Committee, the Federal Home Loan Bank of Boston’s (the “Bank”) board of directors (the “Board”) adopted a Supplemental Executive Retirement Plan (the “SERP”) to be effective as of January 1, 2024.

The SERP is a nonqualified, unfunded defined contribution plan that provides an investment account style benefit to the Bank's participating executives as designated by the Board, which includes the named executive officers serving on our Management Committee as detailed in Item 10 – Directors, Executive Officers, and Corporate Governance of our Annual Report on Form 10-K for the year-ended December 31, 2023, filed with the Securities and Exchange Commission on March 15, 2024.

As of January 1, 2024, and every year thereafter, with respect to each participating executive whose effective date of participation is prior to October 1st of that plan year and who is either (i) employed by the Bank on the last day of that plan year or (ii) retired during that plan year, by March 31st of the following year, the Bank will contribute to that participant’s SERP account an amount equal to eight percent (8%) of their Compensation, or, if that retiring participant completes less than the entire plan year of service with the Bank, a pro rata contribution based on the days of completed service with the Bank as a participant. As defined in the SERP, Compensation means (i) annual rate of base salary as of December 1st of the plan year or, if prior to December 1st, as of the participant’s retirement date during the plan year, plus (ii) target bonus opportunity for the plan year under the Bank’s incentive compensation plan, if applicable.

Each participant’s entire benefit under the SERP consists of the contributions that are made by the Bank on the participant’s behalf and the earnings (or losses) on those contributions. Participants are fully vested in contributions at all times. The Bank does not guarantee a specific benefit amount or investment return to any participant. In addition, the Bank has the right at any time to amend or terminate the SERP, or to remove a participant from the group at its discretion, except that no amendment, modification, or termination may reduce the then vested account balance of any participant.

If a vested executive incurs a termination of service, whether by retirement, voluntary or involuntary termination, death, or disability, that participant may receive distribution of their account in a lump sum or installments upon termination of employment or on a specified date in accordance with their annual elections.

Item 9.01 Financial Statements and Exhibits

(d) Exhibit Numbers:

10.1    Supplemental Executive Retirement Plan

104    Cover Page Interactive Data File – the cover page XBRL tags are embedded within the inline XBRL document

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 13, 2024	Federal Home Loan Bank of Boston
By:/s/ Frank Nitkiewicz
Frank Nitkiewicz
Executive Vice President, Chief Operating Officer and Chief Financial Officer